FIRST AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

           This is the first amendment (the "Amendment") dated December 5, 1994, to a credit and guaranty agreement dated as of March, 8, 1994 (the "Agreement") by and among:

    Bally's Park Place, Inc., New Jersey corporation (the "Borrower"),
     Bally's Park Place, Inc., a Delaware corporation, and Bally's Park Place Realty Corp., a New Jersey corporation (each a "Guarantor" and collectively the "Guarantors),

    and

    First Fidelity Bank, National Association and Midlantic Bank, National
     Association, successor by consolidation to Midlantic National Bank, (each a "Bank" and collectively the "Banks").

                            RECITALS

      A. The Borrower, the Guarantors and the Banks have previously entered into the Agreement.

      B. The Banks, the Guarantors and the Borrower desire to make the amendments to the Agreement set forth herein.

           NOW, THEREFORE, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

      1.   Amendments to Section 1.01 - The following definition is added in
 SECTION 1.01 and reads as follows:

         "Required Banks" means at any time, Banks holding at least 66-2/3% of the Commitment Percentages."

      2. Amendment to Subsection 5.05(B) - Subsection 5.05(B) of the Agreement is amended to read as follows:

         "(B) obligations of Bally's Casino, Inc. to the holders of certain shares of preferred stock of Bally's Casino, Inc., whether or not issued on the date hereof and one of which holders may be an officer of Park Place-Delaware, in an amount up to $10,000,000 under a written agreement satisfactory to the Banks (the "Preferred Stock Guaranty"), which agreement provides, among other things, that it will be a condition precedent to payment under the Preferred Stock Guaranty that (i) no Event of Default (as defined in the Preferred Stock Guaranty) shall have occurred or be continuing, and (ii) Park
    Place-Delaware is not aware of any event that is likely to occur before the end of the next fiscal quarter or the next 90 days, whichever is later, which would cause there to be such an Event of Default. If payment under the Preferred Stock Guaranty is to be made, satisfaction of the two conditions listed as (i) and (ii), above, shall be evidenced by a certificate of the Chief Executive Officer of Park Place-Delaware delivered to the Banks no more than ten days prior to such payment. Prior to the issuance of the Preferred Stock Guaranty, Park Place-Delaware shall provide to the Banks an opinion of Counsel containing customary exclusions and exceptions, and reasonably acceptable in form and substance to the Banks in the form of Exhibit 5.05B."

      3. Amendment to Section 9.01 - Section 9.01 is amended to read as follows:

         "SECTION 9.01. Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the prior written consent of the Required Banks, the Agent, the Guarantors and the Borrower may, from time to time, enter into written amendments, supplements or modifications to the Loan Documents for the purpose of adding any provisions or changing in any manner the rights of the Banks, the Guarantors or the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Potential Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all of the Banks) or subject any Bank to any additional obligation for reimbursement or indemnification, or
     (ii) reduce the principal of or rate of interest on any Loan or Letter of Credit Obligation or any fees hereunder, (iii) change any payment date, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or the other Loan Documents or consent to the release of all or substantially all of the collateral upon which Liens have been created pursuant to the Loan Documents or consent to the release of any guaranty, in each case without the prior written consent of all the Lenders, or (c) amend, modify or waive any provision of Article VIII without the prior written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks, the Guarantors, the Agent and all future holders of the Revolving Credit Notes. In the case of any waiver, the Borrower, the Banks, the Guarantors and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Potential Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Potential Default or Event of Default, or impair any right consequent thereon."

      4. Approval of forms of Guaranty and Opinion of Counsel - It is agreed that the form of guaranty attached to the Amendment as Exhibit A and the form of opinion of counsel attached as Exhibit B are, for purposes of determining compliance with Section 5.05(B) of the Agreement, satisfactory to the Banks and that such guaranty, when executed, shall be a "Preferred Stock Guaranty" for purposes of 5.05(B) of the Agreement. It is expressly understood that the Banks may, at their sole discretion, condition any further amendments of the Agreement on an amendment to the definition of the term "Event of Default" under the Preferred Stock Guaranty.

      5.   Representations and Warranties.

      a. The representations and warranties contained in the Loan Agreement are true and correct in all material respects except to the extent that (i) such statements expressly are made only as of the Closing Date, or (ii) the Borrower has previously provided to the Banks written notice of any material change in the facts set forth in such representations and warranties.

      b. No Potential Default or Event of Default has occurred and is continuing.

      c. This amendment has been duly executed and delivered by the Borrower and each of the Guarantors and is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally or general principles of equity.

      6. Continuing Effect; No other Amendments - Except as expressly amendment hereby, all the terms and provisions of the Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsection of the Agreement specified herein and shall not constitute an amendment of, or an indication of the Banks' willingness to amend any other provisions of the Agreement.

      7. Fees of Agent's Counsel - The Borrower shall pay the fees and expenses of McCarter & English, counsel to the Agent, and Robinson, St. John and Wayne, counsel to Midlantic Bank, National Association, in connection with the preparation and negotiation of this Amendment.

      8. Counterparts - This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  Address and Telecopier Nos.

 BALLY'S PARK PLACE, INC.,        Park Place and the Boardwalk
 a New Jersey corporation,        Atlantic City, NJ  08401
 as Borrower                      Telecopier:  609-340-2647


 /s/Joseph A. D'Amato
    Vice President



 BALLY'S PARK PLACE, INC.,        Park Place and the Boardwalk
 a Delaware corporation,          Atlantic City, NJ  08401
 as Guarantor                     Telecopier:  609-340-2647


 /s/Joseph A. D'Amato
    Vice President



 BALLY'S PARK PLACE REALTY CO.,   Park Place and the Boardwalk
 a New Jersey corporation,        Atlantic City, NJ  08401
 as Guarantor                     Telecopier:  609-340-2647


 /s/Joseph A. D'Amato
    Vice President



 MIDLANTIC BANK, NATIONAL         499 Thornall Street
 ASSOCIATION as lender            Metro Park Plaza
                                  Edison, NJ  08137
                                  Telecopier:  908-321-2144
                                  Attention:  Edward M. Tessalone
 /s/Edward M. Tessalone
    Vice President


 FIRST FIDELITY BANK,             550 Broad Street
 NATIONAL ASSOCIATION,            Newark, NJ  07102
 as lender and Agent              Telecopier:  201-565-6681
                                  Attention:  Robert K. Strunk, II

 /s/Robert K. Strunk, II
    Vice President